SECOND AMENDMENT TO
                            THE NORTH VALLEY BANCORP
                          EMPLOYEE STOCK OWNERSHIP PLAN

This Second Amendment (Amendment) is hereby adopted by North Valley Bancorp (Employer).

                                    RECITALS
                                    --------

A. The Employer adopted The North Valley Bancorp Employee Stock Ownership Plan (Plan) effective January 1, 1977.

B. The Plan was amended from time to time and was restated effective January 1, 1999.

C. The Plan received a favorable determination letter as to the tax qualified status of the Plan dated March 29, 2000.

D. Effective October 11, 2000, the Six Rivers National Bank Employee Stock Ownership Plan was merged into the Plan.

E.    The Employer amended the Plan to:

      1. Reflect the provisions of the Community Renewal Tax Relief Act of 2000 (CRA 2000) by adding the model amendment language suggested by the IRS in IRS Notice 2001-37, dealing with the definition of compensation for certain plan purposes;

      2.    Conform to the final regulations under the Internal Revenue Code
            (Code) section 401(a)(9) published on April 17, 2002, relating to required minimum distributions from retirement plans;

      3. Reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 (EGTRRA). The amendments reflect the model amendment language suggested by the IRS in Notice 2001-57, dealing with certain plan limits and other general matters;

      4. Amend the Claims Procedure article of the Plan to reflect the final regulations issued by the Department of Labor, effective for all claims filed on or after January 1, 2002; and

      5.    Clarify the definition of Disability under the Plan.

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

F. The Employer now wishes to amend the Plan to clarify certain provisions relating to the definition of the allocation date, investment accounts, Bancorp stock dividends, vesting and distributions from the Trust.

                              OPERATIVE PROVISIONS
                              --------------------

In accordance with the foregoing recitals, the Employer and the Trustees hereby amend the Plan effective November 1, 2003, or as of such other specified dates, as follows:

1. The definition of Allocation Date in Section 2 is amended in its entirety to read as follows:

            Allocation Date.......         December 31st of each year (the last
                                           day of each Plan Year) or as of such
                                           other dates as determined by the
                                           Committee.

2. The third paragraph of Section 6 is amended in its entirety to read as follows:

            Other Investments Account - The Other Investments Account maintained for each Participant will be credited annually with his allocable share of Employer Contributions that are not in the form of Bancorp Stock, with any Forfeitures from Other Investments Accounts, and any net income (or loss) of the Trust. Such Account will be debited for the Participant's share of any cash payments made by the Trustee for the acquisition of Bancorp Stock. Any cash dividends on Bancorp Stock will be allocated to his Bancorp Stock Account quarterly or as of such other dates determined by the Committee.

3.    Plan Section 6(c) is amended in its entirety to read as follows:

      (c) Dividends on Bancorp Stock - Any cash dividends received on shares of Bancorp Stock allocated to Participants' Bancorp Stock Accounts will be allocated to the respective Other Investments Accounts of such Participants quarterly or as of such other dates as determined by the Committee. Any cash dividends received on unallocated shares of Bancorp Stock shall be included in the computation of the net income (or loss) of the Trust. Any stock dividends received on Bancorp Stock shall be credited to the Accounts to which such Bancorp Stock was allocated.

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4.    Plan Section 10(a)(2) is amended in its entirety effective January 1, 2004 to read as follows:

      (2) With respect to Plan Years ended before January 1, 2004, except as otherwise provided in Section 10(a)(1), the interest of each Participant in his Accounts shall become vested and nonforfeitable in accordance with the following schedule:

                     Credited Service        Nonforfeitable
                     Under Section 11          Percentage
                     ----------------        --------------

                     Less than 1 Year               0%

                     1 Year                        10%

                     2 Years                       20%

                     3 Years                       30%

                     4 Years                       40%

                     5 Years                       60%

                     6 Years                       80%

                     7 Years or More              100%

            Effective January 1, 2004, except as otherwise provided in Section 10(a)(1), the interest of each Participant in his Accounts shall become vested and nonforfeitable in accordance with the following schedule:

                     Credited Service        Nonforfeitable
                     Under Section 11          Percentage
                     ----------------        --------------

                     Less than 3 Years              0%

                     3 Years                       30%

                     4 Years                       40%

                     5 Years                       60%

                     6 Years                       80%

                     7 Years or More              100%

            Notwithstanding the foregoing, the vested interest of a Participant in his Accounts that became vested under the vesting schedule in effect immediately before January 1, 2004 shall not be decreased due to this change in the vesting schedule.

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

5.    Plan Section 13(a) is amended in its entirety to read as follows:

      (a) The Trustee will make distributions from the Trust only as directed by the Committee. If the value of a Participant's Capital Accumulation does not exceed $500, distribution of his Capital Accumulation will be made in cash; provided, however, that the Committee shall notify the Participant of his right to demand distribution of his Capital Accumulation entirely in whole shares of Bancorp Stock (with only the value of any fractional share paid in cash). If the value of a Participant's Capital Accumulation exceeds $500, distribution of his Capital Accumulation will be made (i) in cash up to the balance in his Other Investments Account, and (ii) in whole shares of Bancorp Stock; provided, however, that the Committee shall notify the Participant of his right to demand distribution of his Capital Accumulations entirely in whole shares of Bancorp Stock (with only the fractional value of any shares paid in cash) or of the right to demand distribution of his Capital Accumulation entirely in cash.

6. In all other respects, the Plan is hereby ratified, approved and confirmed.

IN WITNESS WHEREOF, the Employer has executed and adopted this Amendment on this ______________ day of ___________ 2003.

                                             EMPLOYER
                                             --------

                                             NORTH VALLEY BANCORP
                                             A California Corporation



                                             By:
                                                --------------------------------
                                                Michael J. Cushman, President

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